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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-80001, 333-39006, 333-86342-16 and Form S-4 No.
333-116772-06) of Federal Express Corporation and in the related Prospectuses of our reports dated June 22, 2004, with respect to the consolidated financial statements and schedule of Federal Express Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2004.




                                            /s/ Ernst & Young LLP


Memphis, Tennessee
July 16, 2004